Exhibit h.1

Nicholas-Applegate Global Equity & Convertible Income Fund

[            ] Common Shares of Beneficial Interest

Par Value $0.00001 per Share

UNDERWRITING AGREEMENT

September [     ], 2007

UNDERWRITING AGREEMENT

September [     ], 2007

UBS Securities LLC

Citigroup Global Markets Inc.

A.G. Edwards & Sons, Inc.

Banc of America Securities LLC

Oppenheimer & Co. Inc.

RBC Capital Markets Corporation

Stifel, Nicolaus & Company, Incorporated

Wells Fargo Securities, LLC

Robert W. Baird & Co. Incorporated

Ferris, Baker Watts, Incorporated

J.J.B. Hilliard, W.L. Lyons, Inc.

Janney Montgomery Scott LLC

Sterne, Agee & Leach, Inc.

Wedbush Morgan Securities Inc.

as Representatives (the “Representatives”)

c/o UBS Securities LLC

as Managing Representative

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

Nicholas-Applegate Global Equity & Convertible Income Fund, a voluntary association with transferable shares organized and existing under and by virtue of the laws of The Commonwealth of Massachusetts (commonly referred to as a Massachusetts business trust) (the “Fund”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”) an aggregate of [            ] common shares of beneficial interest (the “Firm Shares”), par value $0.00001 per share (the “Common Shares”), of the Fund. In addition, solely for the purpose of covering over-allotments, the Fund proposes to grant to the Underwriters the option to purchase from the Fund up to an additional [            ] Common Shares (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus which is defined below. UBS Securities LLC (the “Managing Representative”) will act as managing representative for the Underwriters in connection with the issuance and sale of the Shares.

The Fund has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the “Securities Act”), and with the provisions of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively called the “Investment

Company Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File Nos. 333-142995 and 811-22067), including a prospectus and a statement of additional information, relating to the Shares. In addition, the Fund has filed a Notification of Registration on Form N-8A (the “Notification”) pursuant to Section 8 of the Investment Company Act.

Except where the context otherwise requires, “Preliminary Prospectus,” as used herein, means the preliminary prospectus, dated August 24, 2007 (including the statement of additional information, dated August 24, 2007, incorporated therein by reference) included in pre-effective amendment number 1 to the Fund’s registration statement referenced in the prior paragraph and filed with the Commission by the Fund on August 24, 2007.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated by reference therein, (ii) any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 497 under the Securities Act and deemed to be part of the registration statement at the Effective Time pursuant to Rule 430A under the Securities Act, and (iii) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Securities Act.

Except where the context otherwise requires, “Prospectus,” as used herein, means the final prospectus dated September __, 2007 (including the statement of additional information, dated September __, 2007, incorporated therein by reference) as filed by the Fund with the Commission (i) pursuant to Rule 497(h) under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act) or (ii) pursuant to Rule 497(b) under the Securities Act on or before the fifth business day after the date hereof (or such earlier time as may be required under the Securities Act), or, if no such filing is required, such final prospectus (including such final statement of additional information) included in the Registration Statement at the Effective Time, in each case in the form furnished by the Fund to you for use by the Underwriters and by dealers in connection with the confirmation of sales in the offering of the Shares.

“Pricing Information” means the information relating to (i) the number of Shares issued and (ii) the offering price of the Shares included on the cover page of the Prospectus dependent upon such information.

“Disclosure Package” means the Preliminary Prospectus taken together with the Pricing Information.

“Sales Materials” means those advertising materials, sales literature or other promotional materials or documents, if any, constituting an advertisement pursuant to Rule 482 under the Securities Act authorized or prepared by the Fund or authorized or prepared on behalf of the Fund by the Investment Manager or Sub-Adviser (as defined below) or any representative thereof for use in connection with the public offering or sale of the Shares; provided, however, that Sales Materials do not include any slides, tapes or other materials or documents that constitute a “written communication” (as defined in Rule 405 under the Securities Act) used in connection with a “road show” or a “bona fide electronic road show” (each as defined in Rule 433 under the Securities Act) related to the offering of Shares contemplated hereby (collectively, “Road Show Materials”).

“Applicable Time” means the time as of which this Underwriting Agreement was entered into, which shall be 5:00 P.M. (New York City time) on the date of this Underwriting Agreement (or such other time as is agreed to in writing by the Fund and the Managing Representative on behalf of the Underwriters).

The Fund has prepared and filed, in accordance with Section 12 of Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), a registration statement (as amended, the “Exchange Act Registration Statement”) on Form 8-A (File No. 001-[        ]) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the class of securities consisting of the Common Shares.

Allianz Global Investors Fund Management LLC (the “Investment Manager”) will act as the Fund’s investment manager pursuant to an Investment Management Agreement by and between the Fund and the Investment Manager, dated as of [            ], 2007 (the “Investment Management Agreement”). Nicholas-Applegate Capital Management LLC (“NACM” or the “Sub-Adviser”) will act as the Fund’s portfolio manager pursuant to a Portfolio Management Agreement (the “Portfolio Management Agreement”) by and between the Investment Manager and the Sub-Adviser, as accepted and agreed to by the Fund, dated as of [            ], 2007. Brown Brothers Harriman & Co. will act as the custodian (the “Custodian”) of the Fund’s cash and portfolio assets pursuant to a Custodian Agreement, dated as of [            ], 2007 (the “Custodian Agreement”). PFPC Inc. will act as the Fund’s transfer agent, registrar and dividend disbursing agent (the “Transfer Agent”) pursuant to a Transfer Agency Services Agreement, dated as of [            ], 2007 (the “Transfer Agency Agreement”). Brown Brothers Harriman & Co. will act as the accounting agent (the “Accounting Agent”) for the Fund pursuant to an Accounting Agency Agreement, dated as of [            ], 2007 (the “Accounting Agency Agreement”). The Fund and the Investment Manager have entered into an Organizational and Offering Expenses Reimbursement Agreement, dated as of [            ], 2007 (the “Expense Reimbursement Agreement”). The Investment Manager and UBS Securities have entered into a Shareholder Servicing Agreement, dated as of [            ], 2007 (the “Shareholder Servicing Agreement”). The Investment Manager and the Sub-Adviser have entered into a Structuring Fee Agreement with Citigroup Global Markets Inc., dated as of [            ], 2007 (the “Structuring Fee Agreement”). The Investment Manager has entered into an Additional Compensation Agreement with Oppenheimer & Co. Inc., dated as of [            ], 2007 (the “Additional Compensation Agreement”). The Fund and Allianz Global Investors of America L.P. have entered into a Subscription Agreement dated as of [            ], 2007 (the “Subscription Agreement”). In addition, the Fund has adopted a dividend reinvestment plan (the “Dividend Reinvestment Plan”) pursuant to which holders of Shares shall have their dividends automatically reinvested in additional Common Shares of the Fund unless they elect to receive such dividends in cash.

As used in this Underwriting Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Underwriting Agreement, shall in each case refer to this Underwriting Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Underwriting Agreement. The term “or,” as used herein, is not exclusive.

The Fund, the Investment Manager and the Underwriters agree as follows:

1.	Sale and Purchase. Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Fund agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Fund the aggregate number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto in each case at a purchase price of $23.875 per Share. The Fund is advised that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the Effective Time as is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. The Underwriters may from time to time increase or decrease the public offering price after the initial public offering to such extent as they may determine.

In addition, the Fund hereby grants to the several Underwriters the option to purchase, and upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Fund, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per Share to be paid by the Underwriters to the Fund for the Firm Shares. This option may be exercised by the Managing Representative on behalf of the several Underwriters at any time and from time to time on or before the forty-fifth (45th) day following the date hereof, by written notice to the Fund. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Additional Shares Closing Time”); provided, however, that the Additional Shares Closing Time shall not be earlier than the Firm Shares Closing Time (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as the Representatives may determine to eliminate fractional shares).

2.	Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made by the Underwriters to the Fund by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to the Representatives through the facilities of the Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time on the third business day following the date of this Underwriting Agreement (unless another date or time shall be agreed to by the Managing Representative on behalf of the Underwriters and the Fund). The time at which such payment and delivery are actually made is hereinafter sometimes called the “Firm Shares Closing Time.” Certificates for the Firm Shares shall be delivered to the Representatives in definitive form in such names and in such denominations as the Representatives shall specify on the second business day preceding the Firm Shares Closing Time. For the purpose of expediting the checking of the certificates for the Firm Shares by the Representatives, the Fund agrees to make such certificates available to the Representatives for such purpose at least one full business day preceding the Firm Shares Closing Time.

Payment of the purchase price for the Additional Shares shall be made at the Additional Shares Closing Time in the same manner and at the same office as the payment for the Firm Shares. Certificates for the Additional Shares shall be delivered to the Representatives in definitive form in such names and in such denominations as the Representatives shall specify no later than the second business day preceding the Additional Shares Closing Time. For the purpose of expediting the checking of the certificates for the Additional Shares by the Representatives, the Fund agrees to make such certificates available to the Representatives for such purpose at least one full business day preceding the Additional Shares Closing Time. The Firm Shares Closing Time and the Additional Shares Closing Time are sometimes referred to herein as the “Closing Times.”

3.	Representations and Warranties of the Fund and the Investment Manager. Each of the Fund and the Investment Manager jointly and severally represents and warrants to each Underwriter as of the date of this Underwriting Agreement, as of the Firm Shares Closing Time and as of each Additional Shares Closing Time, if any, as follows:

(a)	(i)(A) the Registration Statement has heretofore become effective under the Securities Act or, with respect to any registration statement to be filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Securities Act, will be filed with the Commission and become effective under the Securities Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Shares; (B) no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or Sales Materials or of the Prospectus or the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been instituted or, to the Fund’s knowledge, are contemplated by the Commission; and (C) the Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act;

(ii)(A) the Registration Statement complied at the Effective Time, complies as of the date hereof and will comply, as amended or supplemented, at the Firm Shares Closing Time, at each Additional Shares Closing Time, if any, and at all times during which a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares, in each case in all material respects, with the requirements of the Securities Act and the Investment Company Act; (B) each of the Preliminary Prospectus and the Prospectus complied, at the time it was filed with the Commission, and the Prospectus complies as of the date hereof and will comply, as amended or supplemented, at the Firm Shares Closing Time, at each Additional Shares Closing Time, if any, and at all times during which a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares, in each case in all material respects, with the requirements of the Securities Act (including, without limitation, Section 10(a) of the Securities Act) and the Investment Company Act; and (C) each of the Sales Materials complied, at the time it was first used in connection with the public offering of the Shares, and complies as of the date hereof, in each case in all material respects, with the requirements of the Securities Act (including, without limitation, Rule 482 thereunder), the Investment Company Act and the applicable rules and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”);

(iii)(A)(1) the Registration Statement as of the Effective Time did not, (2) the Registration Statement (including any post-effective amendment thereto declared or deemed to be effective by the Commission) as of the date hereof does not, and (3) the Registration Statement (including any post-effective amendment thereto declared or deemed to be effective by the Commission), as of the Firm Shares Closing Time and each Additional Shares Closing Time, if any, will not, in each case, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) at no time during the period that begins as of the Applicable Time and ends at the Firm Shares Closing Time did or will the Disclosure Package include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (C) at no time during the period that begins at the time each of the Sales Materials was first used in connection with the public offering of the Shares and ends at the Applicable Time did any of the Sales Materials include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (D) at no time during the period that begins on the earlier of the date of the Prospectus and the date the Prospectus is filed with the Commission and ends at the latest of the Firm Shares Closing Time, the latest Additional Shares Closing Time, if any, and the end of the period during which a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares did or will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the Fund, the Investment Manager or the Sub-Adviser makes any representation or warranty with respect to any statement contained in the Registration Statement, the Disclosure Package or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through the Managing Representative to the Fund or its agents expressly for use in the Registration Statement, the Disclosure Package or the Prospectus as described in Section 9(f) hereof;

(b)	(i) The Fund has been duly formed, is validly existing as an unincorporated voluntary association under the laws of The Commonwealth of Massachusetts (commonly known as a “Massachusetts business trust”), with full power and authority to conduct all the activities conducted by it, to own or lease all assets owned or leased by it and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus; (ii) the Fund is duly licensed and qualified to do business and in good standing in each jurisdiction in which its ownership or leasing of property or its conducting of business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the Fund; (iii) the Fund owns, possesses or has obtained and currently maintains all governmental licenses, permits, consents, orders, approvals and other authorizations, whether foreign or domestic, necessary to carry on its business as contemplated in the Preliminary Prospectus and the Prospectus; and (iv) the Fund has no subsidiaries.

(c)	The capitalization of the Fund is as set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus. The Common Shares conform in all material respects to the description of them in the Preliminary Prospectus and the Prospectus. All the outstanding Common Shares have been duly authorized and are validly issued, fully paid and nonassessable (except as described or referred to in the Registration Statement, the Preliminary Prospectus and the Prospectus). The Shares to be issued and delivered to and paid for by the Underwriters in accordance with this Underwriting Agreement against payment therefor as provided by this Underwriting Agreement have been duly authorized and when issued and delivered to the Underwriters will have been validly issued and will be fully paid and nonassessable (except as described or referred to in the Registration Statement, the Preliminary Prospectus and the Prospectus). No person is entitled to any preemptive or other similar rights with respect to the Shares.

(d)	The Fund is duly registered with the Commission under the Investment Company Act as a diversified, closed-end management investment company, and, subject to the filing of any final amendment to the Registration Statement (a “Final Amendment”), if not already filed, all action under the Securities Act and the Investment Company Act, as the case may be, necessary to make the public offering and consummate the sale of the Shares as provided in this Underwriting Agreement has or will have been taken by the Fund.

(e)	The Fund has full power and authority to enter into or adopt each of this Underwriting Agreement, the Investment Management Agreement, the Custodian Agreement, the Transfer Agency Agreement, the Accounting Agency Agreement, the Expense Reimbursement Agreement, the Subscription Agreement and the Dividend Reinvestment Plan (collectively, the “Fund Agreements”) and to perform all of the terms and provisions hereof and thereof to be carried out by it and (i) each Fund Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Fund, (ii) each Fund Agreement does not violate in any material respect any of the applicable provisions of the Investment Company Act or the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively called the “Advisers Act”), as the case may be, and (iii) assuming due authorization, execution and delivery by the other parties thereto, each Fund Agreement constitutes the legal, valid and binding obligation of the Fund enforceable in accordance with its terms, (A) subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and (B) except as rights to indemnity thereunder may be limited by federal or state securities laws.

(f)

None of (i) the execution and delivery by the Fund of the Fund Agreements, (ii) the issue and sale by the Fund of the Shares as contemplated by this Underwriting Agreement and (iii) the performance by the Fund of its obligations under any of the Fund Agreements or consummation by the Fund of the other transactions contemplated by the Fund Agreements conflicts with or will conflict with, or results or will result in a breach of, (x) the Agreement and Declaration of Trust or the Bylaws of the Fund, each as amended from time to time, (y) any agreement or instrument to which the Fund is a party or by which the Fund is bound, except where such violation, either individually or in the aggregate, does not have a material adverse effect on the condition (financial or other), business prospects, properties, net assets or results of operations of the Fund, or (z) any law, rule or regulation, or order of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, applicable to the Fund, other than state securities or “blue sky” laws applicable in connection with the purchase and distribution of the Shares by the Underwriters pursuant to this Underwriting Agreement, except where such violation, either individually or in the aggregate, does not have a material adverse effect on the condition (financial or other), business prospects, properties, net assets or results of operations of the Fund.

(g)	The Fund is not currently in breach of, or in default under, any written agreement or instrument to which it is a party or by which it or its property is bound or affected, except where such violation, either individually or in the aggregate, does not have a material adverse effect on the condition (financial or other), business prospects, properties, net assets or results of operations of the Fund.

(h)	No person has any right to the registration of any securities of the Fund because of the filing of the Fund’s registration statement with the Commission.

(i)	No consent, approval, authorization or order of any court or governmental agency or body or securities exchange or association, whether foreign or domestic, is required by the Fund for the consummation by the Fund of the transactions to be performed by the Fund or the performance by the Fund of all the terms and provisions to be performed by or on behalf of it in each case as contemplated in the Fund Agreements, except such as (i) have been obtained under the Securities Act, the Investment Company Act or the Advisers Act, and (ii) may be required by the NYSE, FINRA or under state securities or “blue sky” laws, in connection with the purchase and distribution of the Shares by the Underwriters pursuant to this Underwriting Agreement.

(j)	The Shares are duly authorized for listing, subject to official notice of issuance, on the NYSE and the Exchange Act Registration Statement has become effective.

(k)	PricewaterhouseCoopers LLP, whose report appears in the Prospectus, is an independent registered public accounting firm with respect to the Fund as required by the Securities Act and the Investment Company Act.

(l)	The statement of assets and liabilities, if any, included in the Registration Statement, the Preliminary Prospectus and the Prospectus presents fairly in all material respects, in accordance with generally accepted accounting principles in the United States applied on a consistent basis, the financial position of the Fund as of the date indicated.

(m)	The Fund will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets through an asset reconciliation procedure or otherwise at reasonable intervals and appropriate action is taken with respect to any differences.

(n)	Since the date as of which information is given in the Registration Statement, the Preliminary Prospectus and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by the Fund other than those in the ordinary course of its business and (iii) there has been no dividend or distribution of any kind declared, paid or made on any class of the Fund’s capital shares.

(o)	There is no action, suit or proceeding before or by any court, commission, regulatory body, administrative agency or other governmental agency or body, foreign or domestic, now pending, or, to the knowledge of the Fund, threatened against or affecting the Fund, which (i) if determined adversely would result in any material adverse change in the condition, financial or otherwise, business affairs or business prospects of the Fund or might materially adversely affect the properties or assets of the Fund or (ii) is of a character required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus; and there are no contracts, franchises or other documents that are of a character required to be described in, or that are required to be filed as exhibits to, the Registration Statement that have not been described or filed as required.

(p)	Except for stabilization transactions conducted by the Underwriters, and except for tender offers, Share repurchases and the issuance or purchase of Shares pursuant to the Dividend Reinvestment Plan effected following the date on which the distribution of the Shares is completed in accordance with the policies of the Fund as set forth in the Preliminary Prospectus or the Prospectus, the Fund has not taken and will not take, directly or indirectly, any action designed or which might be reasonably expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the Common Shares in violation of applicable federal securities laws, provided that, for the sake of clarity, no action taken by an Underwriter that is an affiliate of the Fund shall be deemed to be action taken, directly or indirectly, by the Fund for purposes of this Section 3(p).

(q)	The Fund intends to direct the investment of the proceeds of the offering of the Shares in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

(r)	The Fund has not distributed and, prior to the later to occur of the (i) date of the last Closing Time and (b) completion of the distribution of the Shares, will not distribute any offering material in connection with the public offering or sale of the Shares other than the Registration Statement, the Disclosure Package, the Sales Materials and the Prospectus.

(s)	There are no Sales Materials other than the client guide and the advisor guide which were filed with FINRA on August 16, 2007, [and made available on a password-protected Internet web site maintained by the Investment Manager; and no Road Show Materials authorized or prepared by the Fund or authorized or prepared on behalf of the Fund by the Investment Manager, the Sub-Adviser or any representative thereof for use in connection with the public offering or sale of the Shares contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(t)	No person is serving or acting as an officer, trustee or investment adviser of the Fund except in accordance with the provisions of the Investment Company Act and the rules and regulations thereunder. Except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus, no trustee of the Fund is (A) an “interested person” (as defined in the Investment Company Act) of the Fund or (B) an “affiliated person” (as defined in the Investment Company Act) of any Underwriter. For purposes of this Section 3(t), the Fund and the Investment Manager shall be entitled to rely on representations from such officers, trustees and investment advisers.

(u)	The Fund has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the Investment Company Act) by the Fund, including policies and procedures that provide oversight of compliance for each investment adviser, administrator and transfer agent of the Fund.

(v)

Any statistical, demographic or market-related data included in the Registration Statement, the Preliminary Prospectus, the Prospectus, the Sales Materials or the Road Show Materials are based on or derived from sources that the Fund believes to be reasonably reliable and accurate in all material respects and all such data included in the Registration Statement, the Preliminary Prospectus, the Prospectus, the Sales Materials or the Road Show Materials accurately reflects in all material respects the materials upon which it is based or from which it was derived.

In addition, any certificate signed by any officer of the Fund and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Fund as to matters covered thereby, to each Underwriter.

4.	Representations and Warranties of the Investment Manager. The Investment Manager represents to each Underwriter and, in the case of paragraph (f) also to the Fund, as of the date of this Underwriting Agreement, as of the Firm Shares Closing Time and as of each Additional Shares Closing Time, if any, as follows:

(a)	The Investment Manager has been duly formed, is validly existing as a limited liability company under the laws of the State of Delaware with full power and authority to conduct all of the activities conducted by it, to own or lease all of the assets owned or leased by it and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, and the Investment Manager is duly licensed and qualified to do business and in good standing in each jurisdiction in which it is required to be so qualified, except to the extent that failure to be so qualified or be in good standing would not have a material adverse effect on the Investment Manager’s ability to provide services to the Fund; and the Investment Manager owns, possesses or has obtained and currently maintains all governmental licenses, permits, consents, orders, approvals and other authorizations, whether foreign or domestic, necessary to carry on its business as contemplated in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(b)	The Investment Manager is (i) duly registered as an investment adviser under the Advisers Act and (ii) not prohibited by the Advisers Act or the Investment Company Act from acting as the investment adviser for the Fund as contemplated by the Investment Management Agreement, the Registration Statement, the Preliminary Prospectus and the Prospectus.

(c)

The Investment Manager has full power and authority to enter into each of this Underwriting Agreement, the Investment Management Agreement, the Expense Reimbursement Agreement, the Shareholder Servicing Agreement, the Structuring Fee Agreement, the Additional Compensation Agreement and the Portfolio Management Agreement (collectively, this Underwriting Agreement, the Investment Management Agreement, the Expense Reimbursement Agreement, the Shareholder Servicing Agreement, the Structuring Fee Agreement, the Additional Compensation Agreement and the Portfolio Management Agreement being referred to as the “Investment Manager Agreements”) and to carry out all the terms and provisions hereof and thereof to be carried out by it; and each Investment

Manager Agreement has been duly and validly authorized, executed and delivered by the Investment Manager; none of the Investment Manager Agreements violate in any material respect any of the applicable provisions of the Investment Company Act or the Advisers Act; and assuming due authorization, execution and delivery by the other parties thereto, each Investment Manager Agreement constitutes a legal, valid and binding obligation of the Investment Manager, enforceable in accordance with its terms, (i) subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and (ii) except as rights to indemnity thereunder may be limited by federal or state securities laws.

(d)	Neither (i) the execution and delivery by the Investment Manager of any Investment Manager Agreement nor (ii) the consummation by the Investment Manager of the transactions contemplated by, or the performance of its obligations under, any Investment Manager Agreement conflicts or will conflict with, or results or will result in a breach of, (x) the limited liability company agreement, the bylaws or other organizational documents of the Investment Manager, (y) any agreement or instrument to which the Investment Manager is a party or by which the Investment Manager is bound, or (z) any law, rule or regulation, or order of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, applicable to the Investment Manager.

(e)	No consent, approval, authorization or order of any court, governmental agency or body or securities exchange or association, whether foreign or domestic, is required for the consummation of the transactions contemplated in, or the performance by the Investment Manager of its obligations under, any Investment Manager Agreement, except such as (i) have been obtained under the Securities Act, the Exchange Act, the Investment Company Act or the Advisers Act, and (ii) may be required by the NYSE, FINRA or under state securities or “blue sky” laws, in connection with the purchase and distribution of the Shares by the Underwriters pursuant to this Underwriting Agreement.

(f)	The description of the Investment Manager and its business, and the statements attributable to the Investment Manager, in the Registration Statement, the Preliminary Prospectus and the Prospectus comply with the requirements of the Securities Act and the Investment Company Act and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Preliminary Prospectus and the Prospectus in light of the circumstances in which they were made) not misleading.

(g)	There is no action, suit or proceeding before or by any court, commission, regulatory body, administrative agency or other governmental agency or body, foreign or domestic, now pending or, to the knowledge of the Investment Manager, threatened against or affecting the Investment Manager of a nature required to be disclosed in the Registration Statement, the Preliminary Prospectus or the Prospectus or that might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or business affairs of the Investment Manager or the ability of the Investment Manager to fulfill its respective obligations under any Investment Manager Agreement.

(h)	Except for stabilization activities conducted by the Underwriters and except for tender offers, Share repurchases and the issuance or purchase of Shares pursuant to the Dividend Reinvestment Plan effected following the date on which the distribution of the Shares is completed in accordance with the policies of the Fund as set forth in the Preliminary Prospectus and the Prospectus, the Investment Manager has not taken and will not take, directly or indirectly, any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the Common Shares in violation of applicable federal securities laws, provided that, for the sake of clarity, no action taken by an Underwriter that is an affiliate of the Investment Manager shall be deemed to be action taken, directly or indirectly, by the Investment Manager for purposes of this Section 4(h).

(i)	In the event that the Fund or the Investment Manager has made available any Road Show Materials or promotional materials (other than the Sales Materials) by means of an Internet web site or similar electronic means such as to constitute a bona fide electronic road show, the Investment Manager has installed and maintained pre-qualification and password-protection or similar procedures which are designed and reasonably expected to effectively prohibit access to such Road Show Materials or promotional materials by persons other than qualified broker-dealers and registered representatives thereof.

(j)	The Investment Manager has adopted and implemented written policies and procedures under Rule 206(4)-7 of the Advisers Act reasonably designed to prevent violation of the Advisers Act and the rules and regulations thereunder by the Investment Manager and its supervised persons.

(k)

The Sub-Adviser has been duly formed, is validly existing as a limited liability company under the laws of Delaware with full power and authority to conduct all of the activities conducted by it, to own or lease all of the assets owned or leased by it and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and Prospectus, and the Sub-Adviser is duly licensed and qualified to do business and in good standing in each jurisdiction in which it is required to be so qualified, except to the extent that failure to be so qualified or be in good standing would not have a material adverse affect on the Sub-Adviser’s ability to provide services to the Fund; and the Sub-Adviser owns, possesses or has obtained and currently maintains all governmental licenses, permits, consents, orders, approvals and other authorizations, whether foreign or domestic, necessary to carry on its business as contemplated in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(l)	The Sub-Adviser is (i) duly registered as an investment adviser under the Advisers Act and (ii) not prohibited by the Advisers Act or the Investment Company Act from acting as an investment sub-adviser for the Fund as contemplated by the Portfolio Management Agreement, the Registration Statement, the Preliminary Prospectus and the Prospectus.

(m)	The Sub-Adviser has full power and authority to enter into the Portfolio Management Agreement and to carry out all the terms and provisions hereof and thereof to be carried out by it; and the Portfolio Management Agreement has been duly and validly authorized, executed and delivered by the Sub-Adviser; the Portfolio Management Agreement does not violate in any material respect any of the applicable provisions of the Investment Company Act or the Advisers Act; and assuming due authorization, execution and delivery by the other parties thereto, the Portfolio Management Agreement constitutes a legal, valid and binding obligation of the Sub-Adviser, enforceable in accordance with its terms, (i) subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and (ii) except as rights to indemnity thereunder may be limited by federal or state securities laws.

(n)	Neither (i) the execution and delivery by the Sub-Adviser of the Portfolio Management Agreement nor (ii) the consummation by the Sub-Adviser of the transactions contemplated by, or the performance of its obligations under, the Portfolio Management Agreement conflicts or will conflict with, or results or will result in a breach of, (x) the limited liability company agreement, the bylaws or other organizational documents of the Sub-Adviser, (y) any agreement or instrument to which the Sub-Adviser is a party or by which the Sub-Adviser is bound, or (z) any law, rule or regulation, or order of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, applicable to the Sub-Adviser.

(o)

No consent, approval, authorization or order of any court, governmental agency or body or securities exchange or association, whether foreign or domestic, is required for the consummation of the transactions contemplated in, or the performance by the Sub-Adviser of its obligations under, the Portfolio Management Agreement, as the case may be, except such as (i) have been obtained under the Securities Act, the Exchange Act, the Investment Company Act or the Advisers Act, and (ii) may be required by the NYSE, FINRA or under state securities or “blue sky” laws, in connection with the purchase and distribution of the Shares by the Underwriters pursuant to this Underwriting Agreement.

(p)	The description of the Sub-Adviser and its business, and the statements attributable to the Sub-Adviser, in the Registration Statement, the Preliminary Prospectus and the Prospectus comply with the requirements of the Securities Act and the Investment Company Act and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Preliminary Prospectus and Prospectus in light of the circumstances in which they were made) not misleading.

(q)	There is no action, suit or proceeding before or by any court, commission, regulatory body, administrative agency or other governmental agency or body, foreign or domestic, now pending or, to the knowledge of the Sub-Adviser, threatened against or affecting the Sub-Adviser of a nature required to be disclosed in the Registration Statement, the Preliminary Prospectus or Prospectus or that might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or business affairs of the Sub-Adviser or the ability of the Sub-Adviser to fulfill its obligations under the Portfolio Management Agreement.

(r)	Except for stabilization activities conducted by the Underwriters and except for tender offers, Share repurchases and the issuance or purchase of Shares pursuant to the Dividend Reinvestment Plan effected following the date on which the distribution of the Shares is completed in accordance with the policies of the Fund as set forth in the Preliminary Prospectus and the Prospectus, the Sub-Adviser has not taken and will not take, directly or indirectly, any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the Common Shares in violation of applicable federal securities laws.

(s)	The Sub-Adviser has adopted and implemented written policies and procedures under Rule 206(4)-7 of the Advisers Act reasonably designed to prevent violation of the Advisers Act and the rules and regulations thereunder by the Sub-Adviser and its supervised persons.

In addition, any certificate signed by any officer of the Investment Manager and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Investment Manager as to matters covered thereby, to each Underwriter.

5.	Agreements of the Parties.

(a)	If the registration statement relating to the Shares has not yet become effective, the Fund will promptly file a Final Amendment, if not previously filed, with the Commission, and will use its best efforts to cause such registration statement to become effective and, as soon as the Fund is advised, will advise the Managing Representative when the Registration Statement or any amendment thereto has become effective. If it is necessary for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Securities Act, to be filed with the Commission and become effective before the Shares may be sold, the Fund will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective as soon as possible, and the Fund will advise the Managing Representative promptly and, if requested by the Managing Representative, will confirm such advice in writing, when such post-effective amendment or such Registration Statement has become effective. If the Registration Statement has become effective and the Prospectus contained therein omits certain information at the time of effectiveness pursuant to Rule 430A under the Securities Act, the Fund will file a 430A Prospectus pursuant to Rule 497(h) under the Securities Act as promptly as practicable, but no later than the second business day following the earlier of the date of the determination of the offering price of the Shares or the date the Prospectus is first used after the Effective Time. If the Registration Statement has become effective and the Prospectus contained therein does not so omit such information, the Fund will file a Prospectus pursuant to Rule 497(b) or a certification pursuant to Rule 497(j) under the Securities Act as promptly as practicable, but no later than the fifth business day following the date of the later of the Effective Time or the commencement of the public offering of the Shares after the Effective Time. In either case, the Fund will provide the Managing Representative satisfactory evidence of the filing. The Fund will not file with the Commission any Prospectus or any other amendment (except any post-effective amendment which is filed with the Commission after the later of (x) one year from the date of this Underwriting Agreement or (y) the date on which distribution of the Shares is completed) or supplement to the Registration Statement or the Prospectus unless a copy has first been submitted to the Managing Representative a reasonable time before its filing and the Managing Representative has not objected to it in writing within a reasonable time after receiving the copy.

(b)

For the period of three years from the date hereof, the Fund will advise the Managing Representative promptly (i) of the issuance by the Commission of any order in respect of the Fund, or in respect of the Investment

Manager or the Sub-Adviser, which relates to the Fund and would materially affect the ability of the Investment Manager or Sub-Adviser, as applicable, to perform its respective obligations to the Fund, (ii) of the initiation or threatening of any proceedings for, or receipt by the Fund of any notice with respect to, any suspension of the qualification of the Shares for sale in any jurisdiction or the issuance of any order by the Commission suspending the effectiveness of the Registration Statement, (iii) of receipt by the Fund, or any representative or attorney of the Fund, of any other communication from the Commission relating in any material way to the Fund, the Registration Statement, the Notification, any Preliminary Prospectus, the Sales Materials, the Prospectus or to the transactions contemplated by this Underwriting Agreement and (iv) the issuance by any court, regulatory body, administrative agency or other governmental agency or body, whether foreign or domestic, of any order, ruling or decree, or the threat to initiate any proceedings with respect thereto, regarding the Fund, which relates in any material way to the Fund or any material arrangements or proposed material arrangements involving the Fund. The Fund will make every reasonable effort to prevent the issuance of any order suspending the effectiveness of the Registration Statement and, if any such order is issued, to obtain its lifting as soon as possible.

(c)	If not delivered prior to the date of this Underwriting Agreement, the Fund will deliver to the Managing Representative, upon request and without charge, a signed copy of the Registration Statement, the Exchange Act Registration Statement and the Notification and of any amendments (except any post-effective amendment which is filed with the Commission after the later of (x) one year from the date of this Underwriting Agreement or (y) the date on which the distribution of the Shares is completed) to either the Registration Statement, the Exchange Act Registration Statement or the Notification (including all exhibits filed with any such document) and as many conformed copies of the Registration Statement and any amendments thereto (except any post-effective amendment which is filed with the Commission after the later of (x) one year from the date of this Underwriting Agreement or (y) the date on which the distribution of the Shares is completed) (excluding exhibits) as the Managing Representative may reasonably request.

(d)

During such period as a prospectus is required by law to be delivered by an underwriter or a dealer, the Fund will deliver, without charge, to the Representatives, the Underwriters and any dealers, at such office or offices as the Representatives may designate, as many copies of the Prospectus as the Representatives may reasonably request, and, if any event occurs during such period as a result of which it is necessary to amend or supplement the Prospectus, in order to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect, or if during such period it is necessary to amend or supplement the Prospectus to comply with the Securities Act or the Investment Company Act, the Fund promptly will prepare, submit to the Managing Representative, file with the Commission and deliver, without charge, to the Underwriters and to dealers (whose names and addresses the Managing Representative will furnish to the Fund) to whom Shares may have been sold by the Underwriters, and to other dealers on request, amendments or supplements to the Prospectus so that the statements in such Prospectus, as so amended or supplemented, will not, in light of the circumstances under which they were made, be misleading in any material respect and will comply with the Securities Act and the Investment Company Act; provided that if the amendment or supplement is required exclusively as a result of a misstatement in or omission from the information provided to the Fund or its agents in writing by the Underwriters expressly for use in the Prospectus, the Fund may deliver such amendment or supplement to the Underwriters and dealers at a reasonable charge not to exceed the actual cost thereof to the Fund. Delivery by the Underwriters of any such amendments or supplements to the Prospectus will not constitute a waiver of any of the conditions in Section 6 hereof.

(e)	The Fund will make generally available to holders of the Fund’s securities, as soon as practicable but in no event later than the last day of the 18th full calendar month following the calendar quarter in which the date of the Effective Time falls, an earnings statement, if applicable, satisfying the provisions of the last paragraph of Section 11(a) of the Securities Act and, at the option of the Fund, Rule 158 under the Securities Act.

(f)

If the transactions contemplated by this Underwriting Agreement are consummated, the Investment Manager shall pay (i) the amount by which the Fund’s offering costs (other than the sales load but inclusive of the partial reimbursement of Underwriter expenses of $0.005 per Share) exceed $0.05 per share and (ii) all of the Fund’s organizational expenses. These organizational and offering expenses include but are not limited to costs and expenses of or relating to: (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each Preliminary Prospectus, the Prospectus and all amendments and supplements thereto, (ii) the issuance of the Shares and the preparation and delivery of any certificates for the Shares, (iii) the registration or qualification of the Shares for offer and sale under the securities or “blue sky” laws of the jurisdictions referred to in the foregoing paragraph, including the fees and disbursements of counsel for the Underwriters in that connection, and the preparation and printing of any preliminary and supplemental “blue sky” memoranda, (iv) the furnishing (including costs of design, production, shipping and mailing) to the Underwriters and dealers of copies of each Preliminary Prospectus relating to the Shares, the Sales Materials, the Prospectus, and all amendments or supplements to the Prospectus, and of the other documents required by this Section to be so furnished, (v) the filing requirements of FINRA, in connection with its review of the financing and of the Sales Materials, including filing fees paid by counsel for the Underwriters in that connection, (vi) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Fund to the Underwriters, (vii) the listing of the Shares on the NYSE, (viii) the transfer agent for the Shares and (ix) an amount equal to $0.005 per Share sold pursuant to this Agreement, payable on the date of the Closing Times to the Representatives in partial reimbursement of their expenses.

(g)	If the transactions contemplated by this Underwriting Agreement are not consummated, except as otherwise provided herein, no party will be under any liability to any other party, except that (i) if this Underwriting Agreement is terminated (x) by the Fund or the Investment Manager pursuant to any of the provisions hereof or (y) by the Representatives or the Underwriters because of any inability, failure or refusal on the part of the Fund or the Investment Manager to comply with any material terms of this Underwriting Agreement or because any of the conditions in Section 6 are not satisfied, the Investment Manager or an affiliate and the Fund, jointly and severally, will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees, disbursements and other charges of their counsel) reasonably incurred by them in connection with the proposed purchase and sale of the Shares and (ii) no Underwriter who has failed or refused to purchase the Shares agreed to be purchased by it under this Underwriting Agreement, in breach of its obligations pursuant to this Underwriting Agreement, will be relieved of liability to the Fund, the Investment Manager, the Sub-Adviser and the other Underwriters for damages occasioned by its default.

(h)	Without the prior written consent of the Managing Representative, the Fund will not offer, sell or register with the Commission, or announce an offering of, any equity securities of the Fund, within 180 days after the date of the Effective Time, except for the Shares as described in the Prospectus and any issuances of Common Shares pursuant to the Dividend Reinvestment Plan and except in connection with any offering of preferred shares of beneficial interest as contemplated by the Prospectus.

(i)	The Fund will use its best efforts to cause the Shares to be duly authorized for listing by the NYSE prior to the date the Shares are issued.

(j)	The Fund will direct the investment of the net proceeds of the offering of the Shares in such a manner as to comply with the investment objective and policies of the Fund as described in the Prospectus.

6.

Conditions of the Underwriters’ Obligations. The obligations of the Underwriters to purchase the Shares are subject to the accuracy on the date of this Underwriting Agreement, and as of each of the Closing Times, of the representations of the Fund and the Investment Manager in this Underwriting

Agreement, to the accuracy and completeness of all material statements made by the Fund and the Investment Manager or any of their respective officers in any certificate delivered to the Managing Representative or its counsel pursuant to this Underwriting Agreement, to performance by the Fund and the Investment Manager of their respective obligations under this Underwriting Agreement and to each of the following additional conditions:

(a)	The Registration Statement must have become effective by 5:30 P.M., New York City time, on the date of this Underwriting Agreement or such later date and time as the Managing Representative consents to in writing. The Prospectus must have been filed in accordance with Rule 497(b) or (h) or a certificate must have been filed in accordance with Rule 497(j), as the case may be, under the Securities Act.

(b)	No order suspending the effectiveness of the Registration Statement may be in effect and no proceedings for such purpose may be pending before or, to the knowledge of counsel to the Underwriters, threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) must be complied with or waived to the reasonable satisfaction of the Managing Representative.

(c)

Since the dates as of which information is given in the Registration Statement, the Preliminary Prospectus and the Prospectus, as of the date of this Underwriting Agreement, (i) there must not have been any material change in the Common Shares or a material adverse change in the liabilities of the Fund except as set forth in or contemplated by the Preliminary Prospectus or the Prospectus; (ii) there must not have been any material adverse change in the general affairs, prospects, management, business, financial condition or results of operations of the Fund, the Investment Manager or the Sub-Adviser whether or not arising from transactions in the ordinary course of business or set forth in or contemplated by the Preliminary Prospectus or the Prospectus which in the judgment of the Managing Representative would materially adversely affect the market for the Shares; (iii) the Fund must not have sustained any material loss or interference with its business from any court or from legislative or other governmental action, order or decree, whether foreign or domestic, or from any other occurrence not described in the Registration Statement, the Preliminary Prospectus and the Prospectus; and (iv) there must not have occurred any event that makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus or that is not reflected in the Registration Statement, the Preliminary Prospectus or Prospectus but should be reflected therein in order to make the statements or information therein (in the case of the Preliminary Prospectus and the Prospectus, in light of the circumstances in which they were made) not misleading in any material respect; if, in the sole reasonable judgment of the Managing Representative, any such development referred to in clause (i), (ii), (iii), or (iv) of this paragraph (c) is material and adverse so as to make it impracticable or inadvisable to consummate the sale and delivery of the Shares to the public on the terms and in the manner contemplated by the Preliminary Prospectus.

(d)	The Managing Representative must have received as of each Closing Time a certificate, dated such date, of the President, a Vice-President or Managing Director and the chief financial or accounting officer of each of the Fund and the Investment Manager certifying that (i) the signers have carefully examined the Registration Statement, the Preliminary Prospectus, the Prospectus, and this Underwriting Agreement, (ii) the representations of the Fund (with respect to the certificates from such Fund officers) and the representations of the Investment Manager (with respect to the certificates from such officers of the Investment Manager) in this Underwriting Agreement are accurate on and as of the date of the certificate, (iii) there has not been any material adverse change in the general affairs, prospects, management, business, financial condition or results of operations of the Fund (with respect to the certificates from such Fund officers) or the Investment Manager (with respect to the certificates from such officers of the Investment Manager), which change would materially and adversely affect the ability of the Fund or the Investment Manager, as the case may be, to fulfill its obligations under this Underwriting Agreement or the Investment Management Agreement, whether or not arising from transactions in the ordinary course of business, (iv) with respect to the Fund only, to the knowledge of such officers after reasonable investigation, no order suspending the effectiveness of the Registration Statement, prohibiting the sale of any of the Shares or otherwise having a material adverse effect on the Fund has been issued and no proceedings for any such purpose are pending before or threatened by the Commission or any other regulatory body, whether foreign or domestic, (v) to the knowledge of the officers of the Investment Manager, after reasonable investigation, no order having a material adverse effect on the ability of the Investment Manager to fulfill its obligations under each of the Investment Manager Agreements, as the case may be, has been issued and no proceedings for any such purpose are pending before or threatened by the Commission or any other regulatory body, whether foreign or domestic, and (vi) each of the Fund (with respect to the certificates from such Fund officers) and the Investment Manager (with respect to the certificates from such officers of the Investment Manager) has performed all of its respective agreements that this Underwriting Agreement requires it to perform by such Closing Time (in each case to the extent not waived in writing by the Managing Representative).

(e)	The Managing Representatives must have received as of each Closing Time the opinions dated as of the date thereof substantially in the form of Schedules B, C and D to this Underwriting Agreement from the counsel identified in each such Schedule, or in such other form as is acceptable to counsel for the Underwriters.

(f)	The Managing Representative must have received as of each Closing Time from Skadden, Arps, Slate, Meagher & Flom LLP an opinion dated as of the date thereof with respect to the Fund, the Shares, the Registration Statement and the Prospectus, this Underwriting Agreement and the form and sufficiency of all proceedings taken in connection with the sale and delivery of the Shares. Such opinion and proceedings shall fulfill the requirements of this Section 6(f) only if such opinion and proceedings are reasonably satisfactory in all respects to the Managing Representative. The Fund, the Investment Manager and the Sub-Adviser must have furnished to such counsel such documents as counsel may reasonably request for the purpose of enabling them to render such opinion.

(g)	The Managing Representative must have received on the date this Underwriting Agreement is signed and delivered by you a signed letter, dated such date, substantially in the form of Schedule E to this Underwriting Agreement from the independent registered public accounting firm designated in such Schedule. The Managing Representative also must have received as of each Closing Time a signed letter from such independent registered public accounting firm, dated as of the date thereof, confirming on the basis of a review in accordance with the procedures set forth in their earlier letter that nothing has come to their attention during the period from a date not more than five business days before the date of this Underwriting Agreement, specified in the letter, to a date not more than five business days before the date of such Closing Time, that would require any change in their letter referred to in the foregoing sentence.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Underwriting Agreement will comply only if they are in form and scope reasonably satisfactory to counsel for the Underwriters, provided that any such documents, forms of which are annexed hereto, shall be deemed satisfactory to such counsel if substantially in such form.

7.	Termination. This Underwriting Agreement may be terminated by the Managing Representative by notifying the Fund at any time:

(a)	before the later of the Effective Time and the time when any of the Shares are first generally offered pursuant to this Underwriting Agreement by the Managing Representative to dealers by letter or telegram;

(b)

as of or before any Closing Time if, in the sole judgment of the Managing Representative, payment for and delivery of any Shares is rendered impracticable or inadvisable because (i) trading in the equity securities of the Fund is suspended by the Commission or by the principal exchange that lists the Shares, (ii) trading in securities generally on the NYSE or the Nasdaq Stock Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange or over-the-counter market, (iii) additional material governmental restrictions, not in force on the date of this Underwriting Agreement, have been imposed upon trading in securities or trading has been suspended on any U.S. securities exchange, (iv) a general banking moratorium has been established by U.S. federal or New York authorities or (v) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity, terrorist activity or crisis shall have occurred the effect of any of which is such as to make it, in the sole judgment of the Managing Representative, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus; or

(c)	as of or before any Closing Time, if any of the conditions specified in Section 6 have not been fulfilled when and as required by this Underwriting Agreement.

8.	Substitution of Underwriters. If one or more of the Underwriters fails (other than for a reason sufficient to justify the termination of this Underwriting Agreement) to purchase as of any Closing Time the Shares agreed to be purchased as of such Closing Time by such Underwriter or Underwriters, the Managing Representative may find one or more substitute underwriters to purchase such Shares or make such other arrangements as the Managing Representative deems advisable, or one or more of the remaining Underwriters may agree to purchase such Shares in such proportions as may be approved by the Managing Representative, in each case upon the terms set forth in this Underwriting Agreement. If no such arrangements have been made within 36 hours after the date of such Closing Time, and

(a)	the number of Shares to be purchased by the defaulting Underwriters as of such Closing Time does not exceed 10% of the Shares that the Underwriters are obligated to purchase as of such Closing Time, each of the nondefaulting Underwriters will be obligated to purchase such Shares on the terms set forth in this Underwriting Agreement in proportion to their respective obligations under this Underwriting Agreement, or

(b)	the number of Shares to be purchased by the defaulting Underwriters as of such Closing Time exceeds 10% of the Shares to be purchased by all the Underwriters as of such Closing Time, the Fund will be entitled to an additional period of 24 hours within which to find one or more substitute underwriters reasonably satisfactory to the Managing Representative to purchase such Shares on the terms set forth in this Underwriting Agreement.

Upon the occurrence of the circumstances described in the foregoing paragraph (b), either the Managing Representative or the Fund will have the right to postpone the date of the applicable Closing Time for not more than five business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus) may be effected by the Managing Representative and the Fund. If the number of Shares to be purchased as of such Closing Time by such defaulting Underwriter or Underwriters exceeds 10% of the Shares that the Underwriters are obligated to purchase as of such Closing Time, and none of the nondefaulting Underwriters or the Fund makes arrangements pursuant to this Section within the period stated for the purchase of the Shares that the defaulting Underwriters agreed to purchase, this Underwriting Agreement will terminate without liability on the part of any nondefaulting Underwriter, the Fund, the Investment Manager or the Sub-Adviser, except as provided in Sections 5(g) and 9 hereof. Any action taken under this Section will not affect the liability of any defaulting Underwriter to the Fund or the Investment Manager or to any nondefaulting Underwriters arising out of such default. A substitute underwriter will become an Underwriter for all purposes of this Underwriting Agreement.

9.	Indemnity and Contribution.

(a)

Each of the Fund and the Investment Manager, jointly and severally, agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (i) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Fund) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact included in the Preliminary Prospectus, the Disclosure Package, any Sales Material or the Prospectus (as it may be amended or supplemented) or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; except with respect to either of the foregoing clause (i) and (ii) insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of any Underwriter through the Managing Representative to the Fund or its agents expressly for use with reference to any Underwriter in such Registration Statement or in such Preliminary Prospectus, the Disclosure Package, any Sales Material or the Prospectus (as it may be amended or supplemented) as set forth in Section 9(f) hereof or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information necessary in order to make such information (with respect to the Preliminary Prospectus, the Disclosure Package, any Sales Material or the Prospectus, in the light of the circumstances under which they were made) not misleading; and provided, further, that this indemnity agreement shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling an Underwriter) from whom the person asserting any such loss, liability, claim, damage or expense purchased the Common Shares which are the subject thereof if a subsequent amended Preliminary Prospectus (or supplement thereto) corrected any such untrue statement or omission and if such amended Preliminary Prospectus (or supplement thereto) was delivered to the Underwriter in a timely manner and if the Underwriter failed to provide a copy of such amended Preliminary Prospectus (or supplement thereto) to such person prior to the time of the sale of Common Shares to such person.

If any action, suit or proceeding (together, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Fund or the Investment Manager pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Fund and the Investment Manager in writing of the institution of such Proceeding and the Fund or the Investment Manager shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Fund or the Investment Manager shall not relieve the Fund or the Investment Manager from any liability which the Fund or the Investment Manager may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the reasonable fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Fund or the Investment Manager, as the case may be, in connection with the defense of such Proceeding or the Fund or the Investment Manager shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Fund or the Investment Manager (in which case the Fund, the

Investment Manager shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses shall be borne by the Fund or the Investment Manager and paid as incurred (it being understood, however, that the Fund or the Investment Manager shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). Neither the Fund nor the Investment Manager shall be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Fund or the Investment Manager, the Fund or the Investment Manager, as the case may be, agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b)

Each Underwriter severally agrees to indemnify, defend and hold harmless the Fund and the Investment Manager, and each of their respective shareholders, partners, managers, members, trustees, directors and officers, and any person who controls the Fund or the Investment Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Fund or the Investment Manager or any such person may incur under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of any Underwriter to the Fund or its agents expressly for use with reference to such Underwriter in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Fund) or in the Preliminary Prospectus, the Disclosure Package, any Sales Material or the Prospectus (as it may be amended or supplemented) as set forth in Section 9(f) hereof, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information necessary in order to make such information (with respect to the Preliminary Prospectus, the Disclosure Package, any Sales Material or the Prospectus, in the light of the circumstances under which they were made) not misleading.

If any Proceeding is brought against the Fund, the Investment Manager or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Fund, the Investment Manager or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Fund, the Investment Manager or any such person or otherwise. The Fund, the Investment Manager or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Fund, the Investment Manager or such person, as the case may be, unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).

No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Fund, the Investment Manager and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(c)

If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Investment Manager on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Investment Manager on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Fund and the Investment Manager on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Fund and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Fund and the Investment Manager on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Fund or the Investment Manager or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d)	The Fund, the Investment Manager and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the fees and commissions received by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(e)	The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Fund contained in this Underwriting Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Fund or the Investment Manager, its shareholders, partners, managers, members, trustees, directors or officers or any person who controls the Fund or the Investment Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Underwriting Agreement or the issuance and delivery of the Shares. The Fund and the Investment Manager and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Fund or the Investment Manager, against any of the Fund’s or the Investment Manager’s shareholders, partners, managers, members, trustees, directors or officers in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

(f)	The Fund and the Investment Manager each acknowledge that the statements in the Prospectus with respect to (1) the public offering price per share of the Shares as set forth on the cover page of the Prospectus and (2) stabilization and selling concessions and reallowances of selling concessions and payment of fees to Underwriters that meet certain minimum sales thresholds under the caption “Underwriting” in the Prospectus constitute the only information furnished in writing to the Fund or its agents by or on behalf of any Underwriter through the Managing Representative expressly for use with reference to such Underwriter in the Registration Statement or in the Disclosure Package or the Prospectus (as amended or supplemented). The Underwriters severally confirm that these statements are correct in all material respects and were so furnished by or on behalf of each of the Underwriters severally for use in the Prospectus.

(g)	Notwithstanding any other provisions in this Section 9, no party shall be entitled to indemnification or contribution under this Underwriting Agreement against any loss, claim, liability, expense or damage arising by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of its duties in the performance of its duties hereunder. The parties hereto acknowledge that the foregoing provision shall be applicable solely as to matters arising under Section 17(i) of the Investment Company Act, and shall not be construed to impose any duties or obligations upon any such parties under this Underwriting Agreement other than as specifically set forth herein (it being understood that the Underwriters have no duty hereunder to the Fund to perform any due diligence investigation).

10.	Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, New York 10171-0026, Attention: Syndicate Department and, if to the Fund or the Investment Manager, shall be sufficient in all respects if delivered or sent to the Fund or the Investment Manager, as the case may be, at the offices of the Fund or the Investment Manager at 1345 Avenue of the Americas, New York, New York 10105.

11.	Governing Law; Construction. This Underwriting Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Underwriting Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Underwriting Agreement have been inserted as a matter of convenience of reference and are not a part of this Underwriting Agreement.

12.	Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Fund and UBS Securities LLC each consent to the jurisdiction of such courts and personal service with respect thereto. The Fund and UBS Securities LLC hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against UBS Securities LLC or any indemnified party. Each of UBS Securities LLC, the Fund (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Investment Manager (on its behalf and, to the extent permitted by applicable law, on behalf of its unitholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Underwriting Agreement. Each of the Fund and the Investment Manager agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Fund and the Investment Manager, as the case may be, and may be enforced in any other courts in the jurisdiction of which the Fund or the Investment Manager, as the case may be, is or may be subject, by suit upon such judgment.

13.	Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Fund and the Investment Manager and to the extent provided in Section 9 hereof the controlling persons, shareholders, partners, members, trustees, managers, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Underwriting Agreement.

14.	Counterparts. This Underwriting Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

15.	Successors and Assigns. This Underwriting Agreement shall be binding upon the Underwriters, the Fund and the Investment Manager, and any successor or assign of any substantial portion of the Fund’s, the Investment Manager’s, or any of the Underwriters’ respective businesses and/or assets.

16.	Disclaimer of Liability of Trustees and Beneficiaries. A copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice hereby is given that this Underwriting Agreement is executed on behalf of the Fund by an officer or Trustee of the Fund in his or her capacity as an officer or Trustee of the Fund and not individually and that the obligations under or arising out of this Underwriting Agreement are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and properties of the Fund.

If the foregoing correctly sets forth the understanding among the Fund, the Investment Manager and the Underwriters, please so indicate in the space provided below, whereupon this letter and your acceptance shall constitute a binding agreement among the Fund, the Investment Manager and the Underwriters, severally.

Very truly yours,

NICHOLAS-APPLEGATE GLOBAL EQUITY & CONVERTIBLE INCOME FUND

By:
Title:

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

By:
Title:

Accepted and agreed to as of the

date first above written, on

behalf of themselves and

the other several Underwriters

named in Schedule A

UBS SECURITIES LLC

CITIGROUP GLOBAL MARKETS INC.

A.G. EDWARDS & SONS, INC.

BANC OF AMERICA SECURITIES LLC

OPPENHEIMER & CO. INC.

RBC CAPITAL MARKETS CORPORATION

STIFEL, NICOLAUS & COMPANY, INCORPORATED

WELLS FARGO SECURITIES, LLC

ROBERT W. BAIRD & CO. INCORPORATED

FERRIS, BAKER WATTS, INCORPORATED

J.J.B. HILLIARD, W.L. LYONS, INC.

JANNEY MONTGOMERY SCOTT LLC

STERNE, AGEE & LEACH, INC.

WEDBUSH MORGAN SECURITIES INC.

By: UBS SECURITIES LLC

By:
Title:

By:
Title:

SCHEDULE A

Underwriters	Number of Shares
UBS Securities LLC
____________
____________
____________
____________
____________
____________
____________
Total

A-1

SCHEDULE B

FORM OF OPINION OF

ROPES & GRAY LLP REGARDING THE FUND

[Note: R&G Opinion To be Provided at Closing]

B-1

SCHEDULE C

FORM OF OPINION OF INTERNAL COUNSEL

REGARDING ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

[Note: AGIFM Opinion To be Provided at Closing]

C-1

SCHEDULE D

FORM OF OPINION OF INTERNAL COUNSEL

REGARDING NICHOLAS-APPLEGATE CAPITAL MANAGEMENT LLC

[Note: NACM Opinion To be Provided at Closing]

D-1

SCHEDULE E

FORM OF LETTER FROM INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[To be Provided at Closing]

E-1

4.	For purposes of this letter, we have read the certified resolutions of the meetings of the Board of Trustees for the period subsequent to [ ], 2007 through [ ], 2007; officials of the Fund having advised us that all certified resolutions of all such meetings through that date were set forth therein; officials of the Fund have represented that such certified resolutions reflect all substantive matters considered at such meeting.

The foregoing procedures do not constitute an audit performed in accordance with the standards of the PCAOB. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.

5.	Fund officials have advised us that no financial statements are available as of any date or for any period subsequent to [ ], 2007; accordingly, the procedures carried out by us with respect to changes in financial statement items after [ ], 2007 have, of necessity, been limited. We have inquired of certain officials of the Fund who have responsibility for financial and accounting matters as to whether as of [ ], 2007 there was any change in capital stock, net assets or liabilities of the Fund as compared with amounts shown on the [ ], 2007 statement of assets and liabilities included in the Registration Statement. On the basis of these inquiries, nothing came to our attention that caused us to believe that there was any such change as of [ ], 2007 in the capital stock or net assets except in all instances for changes which the Registration Statement discloses have occurred or may occur.

6.	Our audit of the statement of assets and liabilities and the related statement of operations for the period referred to in the introductory paragraph of this letter comprised of audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above, and, accordingly, we express no opinion thereon.

7.	It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the preceding paragraph; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above as set forth in the Registration Statement. Further, we have addressed ourselves solely to the foregoing data as set forth in the Registration Statement and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

8.

This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Fund in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any other purposes,

E-2

including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

Very truly yours,

PricewaterhouseCoopers LLP

E-3